Exhibit 99.1

Fitbit Reports First Quarter Results

•	Revenue of $248 million, GAAP Loss Per Share of ($0.34), Non-GAAP Loss Per Share of ($0.17)

•	Launched Mass Appeal Smartwatch, Fitbit Versa, to Expand User Base
SAN FRANCISCO - May 2, 2018 - Fitbit, Inc. (NYSE:FIT), the leading global wearables brand, today reported revenue of $248 million, GAAP net loss per share of ($0.34), non-GAAP net loss per share of ($0.17), GAAP net loss of ($81) million, non-GAAP net loss of ($41) million, cash flow from operations of $10 million and free cash flow of ($2) million for its first quarter of 2018.

“We made important progress in the transformation of our business in the first quarter as we continue to adapt to the changing wearables market. Early sell through of Fitbit Versa, our first true mass appeal smartwatch, has been the best in our company’s history, positioning us to expand our user base and capture greater share of the fast-growing smartwatch market,” said James Park, co-founder and CEO. “We continued to deepen our relationship with our users, investing in software and services that deliver on our promise of helping people achieve better health outcomes. To this end, we closed the acquisition of Twine Health and, most recently announced a long-term collaboration with Google that will accelerate innovation in digital health and wearables.”

First Quarter 2018

	For the Three Months Ended
In millions, except percentages and per share amounts	March 31, 2018	April 1, 2017
GAAP Results
Revenue	$247.9	$298.9
Gross Margin	46.0%	39.6%
Net Loss	$(80.9)	$(60.1)
Net Loss Per Share	$(0.34)	$(0.27)
Non-GAAP Results
Gross Margin	47.1%	40.0%
Net Loss	$(41.0)	$(34.4)
Net Loss Per Share	$(0.17)	$(0.15)
Adjusted EBITDA	$(46.2)	$(52.3)
Devices Sold	2.2	3.0
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

First Quarter 2018 Financial Highlights

•	Sold 2.2 million wearable devices. Average selling price increased 16% year-over-year to $112 per device driven by the growing mix of smartwatch devices.

•	U.S. revenue represented 56% of revenue or $140 million, down 18% year-over-year.

•
International revenue represented 44% and declined 16% year-over-year to $108 million: EMEA revenue declined 26% to $65 million; Americas ex. U.S. revenue declined 19% to $16 million; and APAC revenue grew 33% to $28 million, all year-over-year, respectively.

•	New devices introduced in the past year, Fitbit IonicTM, Fitbit VersaTM and Fitbit Aria 2TM and accessory Fitbit Flyer, represented 34% of revenue.

•
GAAP gross margin was 46.0%, and non-GAAP gross margin was 47.1%. Both GAAP and non-GAAP gross margin benefited from $12.4 million in revenue recognized from the release of outstanding reserves and rebates related to Wynit, in addition to lower warranty costs.

•	GAAP operating expenses represented 80% of revenue, and non-GAAP operating expenses represented 70% of revenue.

First Quarter 2018 Operational Highlights

•	Smartwatch revenue nearly doubled to approximately 30% of revenue, on a sequential basis from the fourth quarter of 2017.

•	Strong Versa pre-orders, and the best sell-through sales in North America of any device in the company’s history in the first week of availability.

•	Tracker device sales impacted by a reduction in retail channel tracker inventory. Exited the first quarter of 2018 with a relatively clean retail channel.

•	Leveraged Fitbit operating system investment, launched Versa with approximately 45% lower development hours than Ionic.

•	38% of activations came from repeat users; of the repeat users, 49% came from users who were inactive for 90 days or greater.

•	18,000 developers have joined the Fitbit developer community.

Second Quarter 2018 Guidance

•
We expect results to be impacted by the reduced demand by the channel for trackers, partially offset by an increase in smartwatch revenue, driven primarily by Versa sales. We expect smartwatches to grow as a percentage of revenue, but our overall mix to continue to be skewed towards trackers. We expect revenue to decline approximately 19% year-over-year and to be in a range of $275 million to $295 million.

•	Non-GAAP basic net loss per share in the range of ($0.27) to ($0.23).

•	Capital expenditures as a percentage of revenue of approximately 5%.

•	With lower receivables entering the second quarter of 2018, we expect free cash flow to decline from the first quarter of 2018 to approximately ($85) million in the second quarter of 2018.

•	Effective non-GAAP tax rate of approximately 25%.

•	Stock-based compensation expense of approximately $26 million and basic share count of approximately 242 million.

Full Year 2018 Guidance

•
We reiterate our full-year 2018 revenue guidance of approximately $1.5 billion. We have extrapolated the tracker demand trend we have experienced in the first quarter of 2018 and incorporated a further reduction in channel inventory levels. We expect smartwatch revenue to become the majority of revenue in the second half of the year. We expect average selling price to be up year over year and roughly flat with the first quarter of 2018. We expect to grow Fitbit Health Solutions and increase premium subscribers, but this growth will be relatively immaterial to wearable device revenue.

•	We expect gross margins to trend lower through 2018 as smartwatches become a greater percentage of our revenue mix, partially offset by operating efficiencies.

•	We expect to drive operating expenses 7% lower, to a target of $740 million.

•	Capital expenditures as a percentage of revenue of approximately 4%.

•	We expect free cash flow to decline less than revenue and expect to breakeven for 2018. Guidance excludes the benefit of an expected $80 million tax refund payment.

•	We expect effective non-GAAP tax rate to be volatile driven by geographic mix of revenue, tax credits, and shift to profitability.

•	Stock-based compensation expense of approximately $110 million and basic/diluted share count of approximately 248/260 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 339-3513 or (719) 457-2618, access code 8366625. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the second quarter 2018 and full year 2018; our future collaboration with Google in digital health and wearables; expected device mix; trends in smartwatch revenue, average selling price, our ability to reduce operating expenses, capital expenditures, free cash flow, gross margins, and non-GAAP tax rate; our expected growth of our user base, our share of the smartwatch market, and Fitbit Health Solutions and premium subscribers; and consumer and retail demand for smartwatches and trackers. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; retail and customer acceptance of existing and new products; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; our ability to detect, prevent or fix quality issues in our products or services; uncertain ability to retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality products; seasonality; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; and other general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2017. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss before income taxes, non-GAAP net loss, non-GAAP diluted net loss per share, non-GAAP free cash flow, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes Jawbone litigation costs, stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, the Company conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016, and may continue to be material for the remainder of 2017. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million in that quarter.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leading global wearables brand, Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Blaze®, Fitbit Charge 2®, Fitbit Alta HR™, Fitbit Alta®, Fitbit Ace™, Fitbit Flex 2®, and Fitbit Zip® activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ smartwatches, Fitbit Flyer™ wireless headphones and Fitbit Aria 2™Wi-Fi Smart Scale. Fitbit products are carried in over 47,000 retail stores and in 86 countries around the globe. Powered by one of the world’s largest social fitness networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and the Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2018	April 1, 2017
Revenue	$247,865	$298,942
Cost of revenue	133,742	180,643
Gross profit	114,123	118,299
Operating expenses:
Research and development	89,336	87,758
Sales and marketing	72,052	91,174
General and administrative	36,088	30,746
Total operating expenses	197,476	209,678
Operating loss	(83,353)	(91,379)
Interest income, net	1,350	1,096
Other income, net	517	533
Loss before income taxes	(81,486)	(89,750)
Income tax benefit	(609)	(29,671)
Net loss	$(80,877)	$(60,079)

Net loss per shares:
Basic	$(0.34)	$(0.27)
Diluted	$(0.34)	$(0.27)
Weighted average shares used to compute net loss per share:
Basic	239,431	226,511
Diluted	239,431	226,511

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$378,360	$341,966
Marketable securities	279,994	337,334
Accounts receivable, net	214,355	406,019
Inventories	145,373	123,895
Income tax receivable	77,746	77,882
Prepaid expenses and other current assets	59,109	97,269
Total current assets	1,154,937	1,384,365
Property and equipment, net	104,530	104,908
Goodwill and intangible assets, net	90,726	73,392
Deferred tax assets	4,158	3,990
Other assets	14,750	15,420
Total assets	$1,369,101	$1,582,075
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$132,910	$212,731
Accrued liabilities	382,384	452,137
Deferred revenue	31,272	35,504
Income taxes payable	755	928
Total current liabilities	547,321	701,300
Long-term deferred revenue	5,176	6,928
Other liabilities	54,345	49,884
Total liabilities	606,842	758,112

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	976,022	956,060
Accumulated other comprehensive income (loss)	329	(9)
Accumulated deficit	(214,116)	(132,112)
Total stockholders’ equity	762,259	823,963
Total liabilities and stockholders’ equity	$1,369,101	$1,582,075

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(unaudited)
	Three Months Ended
	March 31, 2018	April 1, 2017
Cash Flows from Operating Activities
Net loss	$(80,877)	$(60,079)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for inventory obsolescence	6,337	3,997
Depreciation	10,456	9,140
Write-off of property and equipment	7,259	—
Amortization of intangible assets	1,748	1,377
Stock-based compensation	23,641	22,493
Deferred income taxes	(1,799)	(5,005)
Other	(275)	(183)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	191,982	282,917
Inventories	(27,307)	27,193
Prepaid expenses and other assets	39,610	(976)
Fitbit Force recall reserve	(132)	(295)
Accounts payable	(84,155)	(176,619)
Accrued liabilities and other liabilities	(70,147)	(52,173)
Deferred revenue	(6,010)	(3,000)
Income taxes payable	(173)	351
Net cash provided by operating activities	10,158	49,138
Cash Flows from Investing Activities
Purchase of property and equipment	(12,616)	(28,157)
Purchases of marketable securities	(141,404)	(129,661)
Sales of marketable securities	50,795	4,256
Maturities of marketable securities	148,041	178,028
Acquisition, net of cash acquired	(13,646)	—
Net cash provided by investing activities	31,170	24,466
Cash Flows from Financing Activities
Proceeds from issuance of common stock	992	2,581
Repayment of debt	(747)	—
Taxes paid related to net share settlement of restricted stock units	(5,179)	(3,127)
Net cash used in financing activities	(4,934)	(546)
Net increase in cash and cash equivalents	36,394	73,058
Effect of exchange rate on cash and cash equivalents	—	(99)
Cash and cash equivalents at beginning of period	341,966	301,320
Cash and cash equivalents at end of period	$378,360	$374,279

FITBIT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2018	April 1, 2017
Non-GAAP gross profit:
GAAP gross profit	$114,123	$118,299
Stock-based compensation expense	1,098	18
Impact of restructuring	—	37
Intangible assets amortization	1,516	1,319
Non-GAAP gross profit	$116,737	$119,673

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	46.0%	39.6%
Stock-based compensation expense	0.4	—
Impact of restructuring	—	—
Intangible assets amortization	0.6	0.4
Non-GAAP gross margin	47.1%	40.0%

Non-GAAP research and development:
GAAP research and development	$89,336	$87,758
Stock-based compensation expense	(14,671)	(14,344)
Impact of restructuring	—	(2,744)
Non-GAAP research and development	$74,665	$70,670

Non-GAAP sales and marketing:
GAAP sales and marketing	$72,052	$91,174
Stock-based compensation expense	(3,447)	(3,248)
Impact of restructuring	—	(2,000)
Intangible assets amortization	(161)	—
Non-GAAP sales and marketing	$68,444	$85,926

Non-GAAP general and administrative:
GAAP general and administrative	$36,088	$30,746
Stock-based compensation expense	(4,425)	(4,155)
Litigation (expense) credit	(765)	114
Impact of restructuring	—	(1,594)
Intangible assets amortization	(71)	(58)
Non-GAAP general and administrative	$30,827	$25,053

Non-GAAP operating expenses:
GAAP operating expenses	$197,476	$209,678
Stock-based compensation expense	(22,543)	(21,747)
Litigation (expense) credit	(765)	114
Impact of restructuring	—	(6,338)
Intangible assets amortization	(232)	(58)
Non-GAAP operating expenses	$173,936	$181,649

FITBIT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2018	April 1, 2017
Non-GAAP operating loss and loss before income taxes:
GAAP operating loss	$(83,353)	$(91,379)
Stock-based compensation expense	23,641	21,765
Litigation (expense) credit	765	(114)
Impact of restructuring	—	6,375
Intangible assets amortization	1,748	1,377
Non-GAAP operating loss	(57,199)	(61,976)
Interest income, net	1,350	1,096
Other income, net	517	533
Non-GAAP operating loss before income taxes	$(55,332)	$(60,347)

Non-GAAP net loss and net loss per share:
Net loss	$(80,877)	$(60,079)
Stock-based compensation expense	23,641	21,765
Litigation (expense) credit	765	(114)
Impact of restructuring	—	6,375
Intangible assets amortization	1,748	1,377
Income tax effect of non-GAAP adjustments	13,767	(3,722)
Non-GAAP net loss	$(40,956)	$(34,398)

GAAP diluted shares	239,431	226,511
Other dilutive equity awards	—	—
Non-GAAP diluted shares	239,431	226,511
Non-GAAP diluted net loss per share	$(0.17)	$(0.15)

Non-GAAP free cash flow:
Net cash provided by operating activities	$10,158	$49,138
Purchases of property and equipment	(12,616)	(28,157)
Non-GAAP free cash flow	$(2,458)	$20,981
Net cash provided by investing activities	$31,170	$24,466
Net cash used in financing activities	$(4,934)	$(546)

FITBIT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2018	April 1, 2017
Adjusted EBITDA:
Net loss	$(80,877)	$(60,079)
Stock-based compensation expense*	23,641	21,765
Litigation (expense) credit	765	(114)
Impact of restructuring	—	6,375
Depreciation and intangible assets amortization	12,204	10,517
Interest income, net	(1,350)	(1,096)
Income tax benefit	(609)	(29,671)
Adjusted EBITDA	$(46,226)	$(52,303)

Stock-based compensation expense:
Cost of revenue	$1,098	$18
Research and development	14,671	14,344
Sales and marketing	3,447	3,248
General and administrative	4,425	4,155
Total stock-based compensation expense*	$23,641	$21,765
* A portion of stock-based compensation expense for the three months ended April 1, 2017 was allocated to and included in "Impact of restructuring," thus explaining the difference between the total by function presented in this table compared to the amounts presented in the above tables.

FITBIT, INC.
REVENUE BY GEOGRAPHICAL REGION
(In thousands)
(unaudited)
	Three Months Ended
	March 31, 2018	April 1, 2017
United States	$139,496	$170,420
Americas, excluding United States	16,100	19,968
Europe, Middle East, and Africa	64,538	87,772
APAC	27,731	20,782
Total	$247,865	$298,942